UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2011

NEXTWAVE WIRELESS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33226	20-5361360
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 305, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (619) 573-1570

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2011, NextWave Wireless Inc. (“we” or “NextWave”), our wholly owned subsidiary NextWave Wireless LLC (the “Issuer”), and certain subsidiary guarantors entered into a Forbearance Agreement (the “Forbearance Agreement”) with (i) the holders of the Issuer’s Senior Secured Notes due 2011 (such holders, the “First Lien Holders”; such notes, the “First Lien Notes”), (ii) the holders of the Issuer’s Senior-Subordinated Secured Second Lien Notes due 2011 (such holders, the “Second Lien Holders”; such notes, the “Second Lien Notes”), (iii) the holders of NextWave’s Senior-Subordinated Secured Third Lien Notes due 2011 (such holders, the “Third Lien Holders,” and, collectively with the First Lien Holders and the Second Lien Holders, the “Holders”; such notes, the “Third Lien Notes”) and (iv) The Bank of New York Mellon, as collateral agent under each of the Purchase Agreements (the “Collateral Agent”).

Pursuant to the Forbearance Agreement, each Holder and the Collateral Agent has agreed to temporarily forbear from exercising their respective rights and remedies in connection with defaults and potential events of default relating to the Company’s failure or anticipated failure to pay amounts due or to become due under the agreements relating to each class of notes (the “Note Purchase Agreements”). The defaults and potential defaults covered by the Forbearance Agreement include: (i) the failure to pay the principal of, and premium and interest on, the First Lien Notes on or prior to August 1, 2011; (ii) the failure of the Issuer to generally pay its debts as they come due; (iii) the failure to pay the principal of, and premium and interest on, the Second Lien Notes at maturity on November 30, 2011; and (iv) the failure to pay the principal of, and premium and interest on, the Third Lien Notes at maturity on December 31, 2011. Each of the foregoing events would constitute an “Event of Default” under each of the Note Purchase Agreements, which would, in the absence of the Forbearance Agreement, entitle the holders to accrue additional default interest at a rate of 2% per annum, to accelerate the maturity of each respective series of notes upon notice from the holders of at least 51% of the outstanding principal amount of such series and to take action to foreclose on NextWave’s wireless spectrum assets, or the stock of NextWave’s subsidiaries which own such wireless spectrum. If the Forbearance Agreement is terminated without completion of the contemplated refinancing transaction, the Holders will accrue default interest retroactively for the term of the Forbearance Agreement, and will have the right to pursue all remedies under the Note Purchase Agreements.

As part of the Forbearance Agreement, the Issuer has agreed to achieve certain milestones by specified dates in connection with a refinancing transaction, as described in detail below. If such milestones are not achieved, or if a default not covered by the Forbearance Agreement were to occur, the Forbearance Agreement is subject to termination prior to September 30, 2011. The Forbearance Agreement contemplates that the Issuer will engage in an offering of new first priority senior secured notes yielding net proceeds of at least $380 million with a maturity date no earlier than June 30, 2014 (the “New First Lien Notes”). The Issuer is required to retain underwriters or placement agents by August 8, 2011, announce the financing and begin marketing/syndication by no later than August 15, 2011, circulate definitive documents by August 26, 2011 and complete the issuance of the New First Lien Notes by no later than September 30, 2011. These dates may be extended by mutual agreement of the Company and the holders of the First Lien Notes, except that the completion date of the issuance may not be extended past December 15, 2011 without the consent of all note holders. If the offering of New First Lien Notes is completed, the Company has agreed to redeem its First Lien Notes, Second Lien Notes and $25 million of its Third Lien Notes using the proceeds of such transaction. If such Third Lien Notes redemption is completed, the holders of the Company’s Third Lien Notes have agreed to exchange their remaining notes for a new class of second lien notes with a maturity date six months after the maturity date of the New First Lien Notes.

Inability to obtain a refinancing transaction, maturity extension or other accommodation from NextWave’s noteholders prior to the expiration of the term of the forbearance agreement would significantly restrict the Company’s ability to operate and could cause it to seek relief through a filing in the United States Bankruptcy Court. Any alternative financing and/or maturity extension of NextWave’s notes may be costly to obtain, and could involve the issuance of equity securities that could cause significant dilution to its existing stockholders.

The foregoing is a summary of the material terms of the Forbearance Agreement. Investors are encouraged to review the entire text of the Forbearance Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Additional Information

This report contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved. Actual events or results could differ materially from the events or results predicted by such statements. Important factors that could cause actual events or results to differ materially are discussed in greater detail in the filings of NextWave with the Securities and Exchange Commission (“SEC”). All such documents are available through the SEC’s website at www.sec.gov. NextWave makes no commitment to update any forward-looking statements in order to reflect subsequent changes in events or circumstances except as may be required pursuant to applicable law.

This report shall not be deemed an offering of NextWave new senior notes, second lien notes, or any other security which may be issued by NextWave in any refinancing transaction. Any such offer will involve securities that will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

As described above, the following exhibit is filed with this report:

Exhibit 10.1	–	Forbearance Agreement, dated as of August 1, 2011, by and among the Issuer, Parent, the Holders, the Guarantors and the Collateral Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
Name: Francis J. Harding
Title: Executive Vice President and Chief Financial Officer

Date: August 1, 2011

EXHIBIT INDEX

Exhibit Number	Description

10.1	Forbearance Agreement, dated as of August 1, 2011 by and among the Issuer, Parent, the Holders, the Guarantors and the Collateral Agent.